EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

LVB ACQUISITION, INC.

(As Amended April [—], 2014)

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held on the first Friday in September of each year, beginning in the year 2007, at such hour and at such place within or without the State of Delaware as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held on the date established hereby at the principal office of the Corporation at 10:00 a.m., local time. The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following day that is not a legal holiday.

Section 1.2 Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors and shall be called by the Board of Directors if an officer of the Corporation receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If an officer of the Corporation receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Delaware.

Section 1.3 Notices. A written notice, stating the date, time and place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by an officer of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the sixtieth (60th) day after the Corporation’s receipt of the demand requiring the meeting to be called. Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Corporation’s current record of shareholders.

A shareholder or his or her proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. A shareholder’s attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his or her proxy objects to considering the matter when it is presented. Each shareholder who has in the manner above provided waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 1.4 Voting. Except as otherwise provided by the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his or her proxy, to one (1) vote on each matter voted on at the meeting.

Section 1.5 Quorum. Unless the Corporation’s Certificate of Incorporation or the General Corporation Law of the State of Delaware provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 1.6 Vote Required to Take Action. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation’s Certificate of Incorporation or the General Corporation Law of the State of Delaware require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

Section 1.7 Record Date. Only those persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders’ meeting who appear as shareholders upon the books of the Corporation as of the record date for such meeting set by the Board of Directors, which date may not be earlier than the date sixty (60) days or later than the date ten (10) days immediately preceding the meeting. In the absence of such determination, the record date shall be the thirtieth (30th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 1.8 Proxies. A shareholder may vote his or her shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders’ meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by an officer of the Corporation or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the General Corporation Law of the State of Delaware and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 1.9 Removal of Directors. Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of shares representing a majority of the votes then entitled to be cast at an election of Directors.

Section 1.10 Written Consents. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents, in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by the holders of outstanding shares entitled to vote on the action representing not less than 80% of the issued and outstanding shares of common stock, par value $0.01 per share, of the Corporation. The action must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 1.10 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

Section 1.11 Participation by Conference Telephone. The Board of Directors may authorize any or all shareholders to participate in any shareholders’ meeting by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. Any shareholder participating in a meeting by such means is deemed to be present in person for all purposes at the meeting.

ARTICLE II

Directors

Section 2.1 Number and Term. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of Directors comprising the Board of Directors shall be at least one (1) and not more than fifteen (15), with the exact number to be fixed from time to time by resolution of a majority of the full Board of Directors. At the time of adoption of these Bylaws, the number of Directors is ten (10).

Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following his or her election. Despite the expiration of a Director’s term, the Director shall continue to serve until his or her successor is elected and qualified, or until the earlier of his or her death, resignation, disqualification or removal, or until there is a decrease in the number of Directors by action of the Board of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director’s predecessor was elected.

The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 2.2 Quorum and Vote Required to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the General Corporation Law of the State of Delaware, the Corporation’s Certificate of Incorporation or these Bylaws.

Section 2.3 Annual and Regular Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by any member of the Board of Directors upon not less than twenty-four (24) hours’ notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.5 Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 2.5 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

Section 2.6 Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.7 Committees.

(a) The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b) To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

(1) Authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(2) Approve or propose to shareholders action that is required to be approved by shareholders;

(3) Fill vacancies on the Board of Directors or on any of its committees;

(4) Amend the Corporation’s Certificate of Incorporation;

(5) Adopt, amend, repeal or waive provisions of these Bylaws;

(6) Approve a plan of merger not requiring shareholder approval; or

(7) Authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take action described in this subdivision within limits prescribed by the Board of Directors.

(c) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these Bylaws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

Section 2.8 Compensation. The Board of Directors may fix the compensation of Directors.

ARTICLE III

Officers

Section 3.1 Designation, Selection and Terms. The Board of Directors may elect a Secretary of the Corporation and may also elect a President, Treasurer, Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. The officers of the Corporation shall be elected by the Board of Directors and need not be selected from among the members of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and also at the pleasure of such officer. The election or appointment of an officer does not itself create contract rights.

Section 3.2 Removal. The Board of Directors may remove any officer at any time with or without cause. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

Section 3.3 President. The President, if any, shall exercise the powers and perform the duties which ordinarily appertain to that office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors, or as may be provided for in these Bylaws.

Section 3.4 Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe.

Section 3.5 Treasurer. The Treasurer, if any, shall perform all of the duties customary to that office, including the duty of supervising the keeping of the records of the receipts and disbursements of the Corporation. The Treasurer shall submit to the Board of Directors at such times as the Board may require full statements showing in detail the financial condition and affairs of the Corporation.

Section 3.6 Assistant Treasurer. In the absence or inability of the Treasurer, the Assistant Treasurer, if any, shall perform only such duties as are specifically assigned to him or her, in writing, by the Board of Directors.

Section 3.7 Secretary. The Secretary, if any, shall be the custodian of the books, papers and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by the General Corporation Law of the State of Delaware (other than accounting records) . The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and shall perform all of the other duties usual in the office of Secretary of a corporation.

Section 3.8 Assistant Secretary. In the absence or inability of the Secretary, the Assistant Secretary, if any, shall perform only such duties as are provided herein or specifically assigned to him or her, in writing, by the Board of Directors or the Secretary.

Section 3.9 Salary. The Board of Directors may, at its discretion, from time to time, fix the salary of any officer by resolution included in the minute book of the Corporation.

ARTICLE IV

Checks

All checks, drafts or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation; and in the absence of such designation, such checks, drafts or other orders for payment shall be signed by either the Secretary or the President or, if no President has been elected by the Board of Directors, by any Vice President.

ARTICLE V

Loans

Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation’s behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

ARTICLE VI

Execution of Documents

The President or, if no President has been elected by the Board of Directors, any Vice President may, in the Corporation’s name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation’s Certificate of Incorporation, or as otherwise required by law.

ARTICLE VII

Stock

Section 7.1 Execution. Certificates for shares of the capital stock of the Corporation shall be signed by the Secretary and the President or, if no President or Secretary has been elected by the Board of Directors, by any Vice President, and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. The signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

Section 7.2 Contents. Each certificate shall state on its face the name of the Corporation and that the Corporation is organized under the laws of the State of Delaware, the name of the person to whom it is issued, the number and class of shares that the certificate represents and such other information as may be required from time to time by resolution of the Board of Directors.

Section 7.3 Transfers. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary, if any.

Section 7.4 Stock Transfer Records. There shall be entered upon the stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office.

Section 7.5 Loss, Destruction or Mutilation of Certificates. The holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to the holder a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

Section 7.6 Form of Certificates. The form of the certificates for shares of the capital stock of the Corporation shall conform to the requirements of Section 7.2 of these Bylaws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

ARTICLE VIII

Seal

The corporate seal of the Corporation shall, if the Corporation elects to have one, be in such form as the Board of Directors shall prescribe.

ARTICLE IX

Miscellaneous

Section 9.1 General Corporation Law of the State of Delaware. The provisions of the General Corporation Law of the State of Delaware, as amended, applicable to all matters relevant to, but not specifically covered by, these Bylaws are hereby, by reference, incorporated in and made a part of these Bylaws.

Section 9.2 Pursue Opportunities. The Corporation, and by its adoption of these Bylaws, the Board of Directors, hereby expressly acknowledge and agree that: (a) each director and officer of the Corporation has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Corporation including those deemed to be competing with the Corporation; and (b) in the event that a director or officer of the Corporation acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, such director or officer of the Corporation shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Corporation, and, notwithstanding any provision of these Bylaws or the Certificate of Incorporation to the contrary, shall not be liable to the Corporation (and its respective affiliates) for breach of any duty (contractual or otherwise) by reason of the fact that such director or officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation.

Section 9.3 Fiscal Year. The fiscal year of the Corporation shall end on the 31st of May of each year.

Section 9.4 Amendments. These Bylaws may be rescinded, changed or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation’s Certificate of Incorporation or by the General Corporation Law of the State of Delaware.

Section 9.5 Definition of Certificate of Incorporation. The term “Certificate of Incorporation” as used in these Bylaws means the Certificate of Incorporation of the Corporation as from time to time are in effect.

Section 9.6 Forum for Adjudication of Disputes.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to or relating to any provision of the General Corporation Law of the State of Delaware, the Corporation’s Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware

does not have jurisdiction, any state or federal court located in the State of Delaware that has jurisdiction), in each case, subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. Any person owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.6.

(b) To the fullest extent permitted by law, any action the subject matter of which is within the scope of paragraph (a) above is filed in a court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court located in the State of Delaware that has jurisdiction) (a “Foreign Action”) in the name of any stockholder of the Corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of such state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph (a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.